Exhibit 99.2

OCZ Technology Group, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of February 28, 2011 and the unaudited pro forma condensed combined statements of operations for the year ended February 28, 2011 are based on the historical financial statements of OCZ Technology Group, Inc. (“OCZ”) and Indilinx Co., Ltd. (“Indilinx”) after giving effect to the acquisition of Indilinx (“Acquisition”) and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The acquisition was completed on March 25, 2011.

The unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding shares of Indilinx common and preferred stock into an aggregate of 4,160,630 shares of OCZ common stock and cash payments to Indilinx stockholders in the aggregate amount of $569,343.

The Acquisition has been accounted for under the purchase method of accounting in accordance with applicable accounting guidance on business combinations. The total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and intangible assets of Indilinx acquired in connection with the acquisition, based on their estimated fair value as of the completion of the acquisition, and the excess is allocated to goodwill. OCZ has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of OCZ that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of OCZ. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that OCZ may achieve, or any additional expenses that it may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of preparation of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, OCZ’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended February 28, 2011, filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2011, and Indilinx’s audited historical financial statements for the year ended December 31, 2010, which is included as Exhibits 99.1, to this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED
 BALANCE SHEET

As of February 28, 2011
(in thousands)

(in thousands)	Historical		GAAP			Pro Forma			Pro Forma
	OCZ	Indilinx	Adjustments	(1)		Adjustments	(2)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$17,514	$73	$267	2	B	$(432)	3	A	$17,422
Restricted cash	1,300								1,300
Accounts receivable	31,687	40				(291)	3	G	31,436
Inventories, net	22,798	1,307	(471)	2	A	(750)	3	B	22,884
Prepaid expenses and other current assets	2,875	229	22	2	B				3,126
Total current assets	76,174	1,649	(182)			(1,473)			76,168

Property and equipment, net	3,046	1,257	110	2	B	(213)	3	C	4,200
Intangible assets	18	6,901	(6,889)	2	A	2,137	3	E	2,167
Goodwill	9,989					33,517	3	D	43,506
Investments	-	341	(244)	2	B				97
Other assets	42	85	7	2	B				134
Total assets	$89,269	$10,233	$(7,198)			$33,968			$126,272

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans payable	$20,011	$3,595	$			$(291)	3	G	$23,315
Notes payable	-	291							291
Accounts payable	40,645	376	(153)	2	B				40,868
Accrued and other liabilities	6,137	145	264	2	B	137	3	A	6,683
Total current liabilities	66,793	4,407	111			(154)			71,157
Other long-term liabilities	-	435							435
Common stock warrant liability	9,417	-							9,417
Total liabilities	76,210	4,842	111			(154)			81,009
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	1,110				(1,110)	3	F	-
Common stock	88	802				(802)	3	F	98
						10	3	A
Additional paid-in-capital	68,749	7,941				(7,941)	3	F	100,943
						32,194	3	A
Accumulated deficit	(55,490)	(4,562)	54	2	B	11,868	3	F	(55,490)
			(7,360)	2	A
Accumulated other comprehensive loss	(288)	100	(3)	2	B	(97)	3	F	(288)
Total stockholders’ equity	13,059	5,391	(7,309)			34,122			45,263
Total liabilities and stockholders’ equity	$89,269	$10,233	$(7,198)			$33,968			$126,272

(1)	The letters refer to a description of the adjustments in Note 2, “GAAP Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(2)	The letters refer to a description of the adjustments in Note 3, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The accompany notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

For the Year Ended February 28, 2011
(in thousands, except share and per share data)

	Historical		GAAP			Pro Forma			Pro Forma
(in thousands)	OCZ	Indilinx	Adjustments	(1)		Adjustments	(2)		Combined

Net revenues	$190,116	$1,876				(424)	3	G	$191,568
Cost of revenues	165,962	1,602	(352)	2	A	(254)	3	G	167,398
						307	3	C
						133	3	E
Gross profit	24,154	274	352			(610)			24,170

Research and development	7,677	1,959	3,273	2	A	280	3	C	12,355
			(834)	2	B
Sales and marketing	15,270	259	259	2	B	9	3	C	15,797
General, administrative and operations	18,207	703	455	2	B	23	3	C	19,388
Amortization of intangibles	-	-	-			30	3	E	30
Total operating expenses	41,154	2,921	3,153			342			47,570
Operating loss	(17,000)	(2,647)	(2,801)			(952)			(23,400)
Other income (expense) – net	(1,068)	(351)	(60)	2	B				(1,479)
Interest and financing costs	(3,174)								(3,174)
Adjustment to the fair value of common stock warrants	(7,924)								(7,924)
Loss before income taxes	(29,166)	(2,998)	(2,861)			(952)			(35,977)
Income tax expense (benefit)	861	515							1,376
Net loss	$(30,027)	$(3,513)	$(2,861)			$(952)			$(37,353)

Net loss per share:
Basic	$(1.05)								$(1.14)
Diluted	$(1.05)								$(1.14)

Shares used in net loss per share computation:
Basic	28,700								32,861
Diluted	28,700								32,861

(1)	The letters refer to a description of the adjustments in Note 2, “GAAP Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(2)	The letters refer to a description of the adjustments in Note 3, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The accompany notes are an integral part of these unaudited pro forma condensed combined financial statements.

OCZ TECHNOLOGY GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of February 28, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended February 28, 2011 are based on historical financial statements of OCZ and Indilinx after giving effect to the Acquisition, and the assumptions and adjustments described in the notes herein. Indilinx’s fiscal year ends on December 31, and its historical results have been conformed to OCZ’s reporting period which ends on February 28. Indilinx’s results for the year ended December 31, 2010 have been added to OCZ’s results for the year ended February 28, 2011. OCZ’s historical balance sheet as of February 28, 2011 has been combined with Indilinx’s balance sheet as of December 31, 2010 to present the unaudited condensed combined balance sheet as of February 28, 1011.

The unaudited pro forma condensed combined balance sheet as of February 28, 2011 is presented as if the Acquisition occurred on February 28, 2011.

The unaudited pro forma condensed combined statements of operations of OCZ for the year ended February 28, 2011 and Indilinx for the year ended December 31, 2010 are presented as if the Acquisition had taken place on March 1, 2010.

The pro forma adjustments are based upon available information and certain assumptions that OCZ believes are reasonable under the circumstances. A final determination of fair values relating to the Acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets or net liabilities of Indilinx that exist as of the date of the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of OCZ that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of OCZ. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that OCZ may achieve, or any additional expenses that it may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of preparation of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, OCZ’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended February 28, 2011, filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2011, and Indilinx’s audited historical financial statements for the year ended December 31, 2010, which is included as Exhibits 99.1, to this Current Report on Form 8-K/A.

For the purpose of the pro forma financial information, the following table presents the components of the purchase consideration:

(in thousands)
Cash consideration	$569
Fair value of common stock issued	32,203
Total	$32,772

The purchase price reflects the issuance of 4,160,630 shares of OCZ’s common stock to Indilix stockholders. The fair value of OCZ’s shares issued is based on OCZ’s closing price per share as reported on the NASDAQ Capital Market at the closing of the Acquisition on March 25, 2011. OCZ incurred approximately $1.3 million of acquisition expenses which will be recorded in general and administrative expenses in the three months ended May 31, 2011. The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on Indilinx’s balance sheet as of December 31, 2010 and is for illustrative purposes only.

		(in thousands)
Net tangible liabilities		$(2,895)
Intangible assets:
Patents/Developed technology	$400
In-process technology	1,550
Customer lists and relationships	100
Trademarks/trade names	100	2,150
Goodwill		33,517
Total purchase price		$32,772

Goodwill of approximately $33.5 million represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. The acquisition of Indilinx is expected to expand OCZ’s presence in the embedded, hybrid storage and industrial markets. The acquisition is also intended to broaden OCZ’s intellectual property resulting from Indilinx’s portfolio of approximately 20 patents and patent applications. In addition, the acquisition provided an assembled workforce, the implicit value of future cost savings as a result of combining entities, and is expected to provide OCZ with future unidentified new products and technologies.

Note 2: GAAP Adjustments

Indilinx’s audited financial statements as of December 31, 2010 and for the year ended December 31, 2010 were prepared under Korean GAAP. Indilinx’s financial statements use the Korean Won as the functional currency and have been converted to U.S. dollars in this Form 8-K/A. The balance sheet as of December 31, 2010 was converted from Korean Won to U.S. dollars using a foreign exchange rate of ₩1,134 to $1 and the statement of operations was converted from Korean Won to U.S. dollars using a foreign exchange rate of ₩1,160 to $1. Korean GAAP differs from U.S. GAAP in some areas and adjustments have been made to conform the financial statements to U.S. GAAP. The significant differences are:

A.
Adjustment to eliminate net unamortized hardware and software development costs that Indilinx had capitalized as of the date of acquisition and the amortization of the capitalized hardware and software development costs for the year ended December 31, 2010. R&D expenses for the year ended December 31, 2010 have been reclassified from capitalized intangibles to R&D operating expenses.  The unamortized software development costs were effectively a component of the developed technology and in-process technology intangible assets that we recorded at fair value as part of the purchase price allocation.

B.
In accordance with Korean GAAP, Indilinx applied the equity method of accounting for a wholly-owned subsidiary located in the U.S. In accordance with U.S. GAAP, the subsidiary’s balance sheet and results of operations have been consolidated into Indilinx’s balance sheet as of December 31, 2010 and results of operations for the year ended December 31, 2010.

Note 3: Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	To record cash portion of purchase consideration, the issuance of 4,160,630 shares of OCZ common stock as of the closing of the acquisition and the future payment of Indilinx expected-to-vest options;

B.	To adjust inventory to fair value;

C.	To adjust fixed assets to fair value and record depreciation expense for the period presented;

D.	Adjustment to record goodwill based on the preliminary purchase price allocation;

E.
To record the fair value of Indilinx’s identifiable intangible assets acquired in connection with the acquisition and the related amortization expenses for the twelve months ended February 28, 2011, as if the acquisition had occurred on March 1, 2010. Purchased intangible assets will be amortized on a straight-line basis over one to ten years. In-process technology will be amortized upon completion over its projected remaining useful life as assessed on the completion date. The completion of the in-process project is expected within the next twelve months. Total estimated amortization expenses are approximately $163,000 in fiscal 2012, of which $133,000 is included in cost of revenue and $30,000 is included as a separate component of operating expenses.

The following table sets forth the estimated fair value of the intangible assets acquired, their estimated useful lives, and the estimated annual amortization expenses for the period presented (in thousands):

Acquired Intangible Assets	Estimated Fair Value	Estimated Useful Life	Amortization Expense
	(In years)
Patents/developed technology	$400	3	$133
In-process technology	1,550	-	-
Customer lists and relationships	100	5	20
Trademarks/trade names	100	10	10
Total	$2,150		$163

F.	Adjustment to eliminate Indilinx’s preferred stock, common stock, additional paid-in-capital, accumulated other comprehensive loss and accumulated deficit upon acquisition; and

G.
Adjustment to eliminate sales and cost of sales for shipments made by Indilinx to OCZ, the related accounts receivable and accounts payable balances and financing transactions between OCZ and Indilinx for the period presented.

Note 4: Pro Forma Net Loss Per Share

The pro forma combined basic and diluted net loss per share are based on the number of OCZ shares of common stock used in computing basic and diluted net loss per shares, as well as the 4,160,630 shares of OCZ common stock issued to Indilinx stockholders. Dilutive potential common shares are included only if they have a dilutive effect on earnings.